                                            FORM OF SUPPLEMENTAL INDENTURE






                            CALENERGY COMPANY, INC.,
                                    as Issuer

                                       to

                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee


                            -------------------------


                          First Supplemental Indenture

                          Dated as of October 28, 1997

                            -------------------------



                                  $350,000,000
                                       of
                           7.63% Senior Notes due 2007

                                            FORM OF SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of October 28, 1997 (the "Supplemental Indenture"), between CalEnergy Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 302 South Thirty- sixth Street, Suite 400, Omaha, Nebraska 68131, and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company entered into an Indenture dated as of October 15, 1997 with the Trustee (the "Indenture") to provide for the issuance from time to time of its unsecured senior debt securities (hereinafter called the "Securities"), to be issued in one or more series as provided in the Indenture.

                  The Company proposes to issue a series of Securities designated its 7.63% Senior Notes due 2007 (the "Notes").

                  Sections 201 and 301 of the Indenture provide for the form of and various other matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                  Section 901(8) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, may, and subject to Section 903 of the Indenture, the Trustee, at any time and from time to time, shall, enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof.

                  All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement of the Company in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

                       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                            FORM OF SUPPLEMENTAL INDENTURE

                                   ARTICLE ONE

                       RELATION TO INDENTURE; DEFINITIONS
1
                  SECTION 1.1.  Relation to Indenture.

                  This Supplemental Indenture constitutes an integral part of the Indenture.

                  SECTION 1.2.  Definitions.

                  For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and

                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

                  "Consolidated Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company determined on a consolidated basis in accordance with GAAP as of such date less the sum of (a) the consolidated current liabilities of the Company determined in accordance with GAAP and (b) assets properly classified as Intangible Assets.

                  "Indebtedness" means any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by the Company.

                  "Intangible Assets" means, as of the date of determination thereof, all assets of the Company properly classified as intangible assets determined on a consolidated basis in accordance with GAAP.

                  "Rating Event Date" means the first date upon which the Notes are rated Baa3 or better by Moody's Investors Service, Inc., BBB- or better by Standard & Poor's Corporation and BBB- or better by Duff & Phelps Credit Rating Co. (or, in any case, if such person ceases to rate the Notes for reasons outside the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement rating agency).

                                            FORM OF SUPPLEMENTAL INDENTURE


                                   ARTICLE TWO

                               THE SERIES OF NOTES

                  SECTION 2.1.  Title of the Securities.

                  There shall be a series of Securities designated the "_% Senior Notes due 2007".

                  SECTION 2.2.  Limitation on Aggregate Principal Amount.

                  (a) The aggregate principal amount of the Notes shall be limited to $350,000,000, and, except as provided in this Section 2.2, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

                  (b) Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 307, 308, 309, 906, 1013 or 1108 of the Indenture.

                  SECTION 2.3. Interest and Interest Rate; Interest on Overdue Amounts.

                  (a) The Notes will bear interest at a rate of 7.63% per annum, from October 28, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on April 15 and October 15 in each year, commencing April 15, 1998 (each, an "Interest Payment Date"), to the Persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, until the principal thereof is paid or duly provided for. Interest on the Notes will be computed on the basis of a 360- day year of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name such Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid on such other specified date determined in accordance with the Indenture.

                                            FORM OF SUPPLEMENTAL INDENTURE


                  SECTION  2.4   Maturity Date of Notes.

                  The Notes will mature on October 15, 2007.

                  SECTION 2.5. Elimination of Certain Covenants Upon Rating Event Date.

                  Following the Rating Event Date (and provided no Event of Default or Default shall exist on the Rating Event Date), Section 801 and Sections 1008, 1009, 1010, 1011, 1012, 1014, 1015, 1016, 1018 and 1021 of the
Indenture (collectively, the "Eliminated Covenants") shall be of no further force and effect and shall cease to apply to the Notes and, in place thereof, the provisions of Sections 2.6 and 2.7 hereof shall apply to the Notes. In the event that, subsequent to the Rating Event Date an Event of Default or a Default shall exist with respect to the Notes or the Notes shall thereafter be rated less than Baa3 by Moody's Investors Service, Inc., less than BBB- by Standard & Poor's Corporation and less than BBB- by Duff & Philips Credit Rating Co. (or such other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement rating agency), in each case the Eliminated Covenants shall not be reinstated.

                  SECTION 2.6.  Restrictions on Liens

                  Following the Rating Event Date:

                  (a) So long as any of the Notes are outstanding, the Company shall not pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or other lien upon any property or assets at any time directly owned by the Company to secure any Indebtedness, without making effective provisions whereby the Notes shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; provided however, that this Section 2.6(a) shall not apply to or prevent the creation or existence of: (i) liens existing on the Rating Event Date; (ii) purchase money liens which do not exceed the cost or value of the purchased property or assets; (iii) liens not to exceed 10% of Consolidated Net Tangible Assets; and (iv) liens on property or assets granted in connection with extending, renewing, replacing or refinancing in whole or in part the Indebtedness (including, without limitation, increasing the principal amount of such Indebtedness) secured by liens described in the foregoing clauses (i) through (iii), provided that the liens in connection with any such extension, renewal, replacement or refinancing will be limited to the specific property or assets that was subject to the original lien.

                                            FORM OF SUPPLEMENTAL INDENTURE


                  (b) In the event that the Company shall propose to pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or other lien upon any property or assets at any time directly owned by it to secure any Indebtedness, other than as permitted by clauses (i) through (iv) of subsection
(a) above, the Company shall give prior written notice thereof to the Trustee and the Company will, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Notes equally and ratably with such Indebtedness.

                  (c) The provisions of this Section 2.6 shall not restrict the ability of the Company's Subsidiaries and Affiliates to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon their property or assets, in connection with project financings or otherwise.

                  SECTION 2.7.  Consolidation, Merger, Sale of Assets

                  Following the Rating Event Date:

                  (a) So long as any of the Notes are outstanding, the Company shall not consolidate with or merge with or into any other Person, or convey, transfer or lease its consolidated properties and assets substantially as an entirety to any Person, or permit any Person to merge into or consolidate with the Company, unless: (i) the Company is the surviving or continuing corporation or the surviving or continuing corporation or purchaser or lessee is a corporation incorporated under the laws of the United States of America, one of the States thereof or the District of Columbia or Canada and assumes the Company's obligations under the Notes and under the Indenture and (ii) immediately before and after such transaction, no Event of Default shall have occurred and be continuing.

                  (b) Except for a sale of the consolidated properties and assets of the Company substantially as an entirety pursuant to subsection (a) above, and other than properties or assets required to be sold to conform with laws or governmental regulations, the Company shall not, directly or indirectly, sell or otherwise dispose of any of its consolidated properties or assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12- month period would exceed 10% of Consolidated Net Tangible Assets computed as of the end of the most recent quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10% limitation if the net proceeds are invested in properties or assets in similar or related lines of business of the Company and its Subsidiaries and, provided further, that the Company may sell or otherwise dispose of consolidated properties and assets in excess of such 10% limitation if the net proceeds from such sales or dispositions,

                                            FORM OF SUPPLEMENTAL INDENTURE

which are not reinvested as provided above, are retained by the Company as cash or Cash Equivalents or used to retire Indebtedness of the Company (other than Indebtedness which is subordinated to the Notes) and its Subsidiaries.

                  SECTION  2.8.  Redemption.

                  The Notes are not redeemable at the option of the Company prior to maturity and are not subject to any mandatory sinking fund.

                  SECTION 2.9.  Global Form.

                  The Notes shall initially be issued in the form of one or more Global Securities as provided in Section 201(a) of the Indenture. The Depositary for the Notes shall be The Depository Trust Company. Except as otherwise provided in Sections 201, 307 or 309 of the Indenture, owners of beneficial interests in the Global Security or Securities will not be entitled to receive physical delivery of Certificated Securities.

                  SECTION 2.10.  Form of Notes.

                  The Notes shall be substantially in the form attached as Exhibit A hereto.

                  SECTION 2.11.  Security Registrar and Paying Agent.

                  The Trustee shall initially serve as Security Registrar and Paying Agent for the Notes.

                  SECTION 2.12.  Place and Method of Payment.

                  Payment of the principal of (and premium, if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which initially shall be the Corporate Trust Office of the Trustee), or at such additional offices or agencies as the Company from time to time may designate for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that payment of the principal of (and premium, if any, on) the Notes shall be made only upon presentation and surrender thereof at any such office or agency and, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                                            FORM OF SUPPLEMENTAL INDENTURE

                  SECTION 2.13.  Defeasance.

                   The provisions of Sections 1202 and 1203 of the Indenture relating to defeasance and covenant defeasance shall be applicable to the Notes. The provisions of Section 1203 of the Indenture shall apply to the covenants set forth in Sections 2.6 and 2.7 of this Supplemental Indenture and to those covenants specified in Section 1203 of the Indenture.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

                  SECTION 3.1.  Ratification of Indenture.

                  Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

                  SECTION 3.2.  Governing Law.

                  THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER

                                            FORM OF SUPPLEMENTAL INDENTURE

PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  SECTION 3.3.  Trust Indenture Act.

                  This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

                  SECTION 3.4.  Counterparts.

                  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                            FORM OF SUPPLEMENTAL INDENTURE


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above.


                                CALENERGY COMPANY, INC.



                                By:________________________________
                                            Name:  Steven A. McArthur
                                            Title:  Senior Vice President


                       IBJ SCHRODER BANK & TRUST COMPANY,
                                  as Trustee



                                By:________________________________
                                            Name:
                                            Title:

                                            FORM OF SUPPLEMENTAL INDENTURE

                                                                     EXHIBIT A


                                  Form of Note


                  This Security is issued in global form and registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the terms hereof and of the Indenture referred to on the reverse hereof, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the Depositary or its nominee and any payment is made to the Depositary or its nominee, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof has an interest herein.

                                 (FACE OF NOTE)

                             CALENERGY COMPANY, INC.

                           7.63% Senior Notes due 2007

No. ___________________                                       $______

                                                   CUSIP No. ________

                  CalEnergy Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________ Dollars on October 15, 2007, and to pay interest thereon from their date of issue and thereafter from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing April 15, 1998, at the rate of 7.63% per annum, until the principal hereof is paid or duly provided for, provided that any principal and premium, if any, and any such installment of interest, that is overdue shall bear interest at the rate of 7.63% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on

                                            FORM OF SUPPLEMENTAL INDENTURE

any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) and any interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies as the Company from time to time may designate for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that payment of the principal of (and premium, if any, on) this Security shall be made only upon presentation and surrender hereof at any such office or agency and, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     CALENERGY COMPANY, INC.

                                                     By:_______________________
                                                        Title:
Attest:

-------------------------
Title:

                                            FORM OF SUPPLEMENTAL INDENTURE








                 Form of Trustee's Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                       IBJ SCHRODER BANK & TRUST COMPANY,
Dated:                             as Trustee

                       By:_________________________________________
                            Authorized Signatory

                                            FORM OF SUPPLEMENTAL INDENTURE

                                (REVERSE OF NOTE)


                  This Security is one of a duly authorized issue of Securities of the Company designated as its 7.63% Senior Notes due 2007 (herein called the "Securities"), limited in aggregate principal amount of $350,000,000 issued and to be issued under an Indenture, dated as of October 15, 1997, as supplemented by the First Supplemental Indenture dated as of October 28, 1997 (as so supplemented, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  The Securities are not redeemable at the option of the Company prior to maturity and do not have the benefit of any sinking fund obligations.

                  Upon the occurrence of a Change of Control, the Company shall be required to make an Offer to Purchase all or a specified portion of the Securities at a purchase price in cash equal to 101 percent of the principal amount thereof on any Purchase Date plus accrued and unpaid interest, if any, to such Purchase Date. If the Company, any Restricted Subsidiary or any Eligible Joint Venture consummates an Asset Disposition, under certain circumstances, the Company shall be required to make an Offer to Purchase up to all or a specified portion of the Securities at a purchase price in cash equal to 100 percent of the principal amount thereof on any Purchase Date, plus accrued and unpaid interest, if any, to such Purchase Date, in an amount equal to any Net Cash Proceeds from such an Asset Disposition that are not used to reinvest in the business of the Company and/or repay in a permanent reduction of Debt of the Company or Debt of its Restricted Subsidiaries or Eligible Joint Ventures. Holders of Securities shall receive notice of any such Offer to Purchase from the Company prior to the related Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of this Security.

                  In the event of purchase, pursuant to an Offer to Purchase, of this Security in part only, a new Security or Securities for the portion hereof not purchased shall be issued in the name of the Holder hereof upon surrender of this Security to the Trustee for cancellation thereof.

                  The Indenture provides that following the Rating Event Date (and provided no Event of Default or Default shall exist on the Rating Event
Date), substantially all the covenants contained in the Indenture (excluding the covenant relating to the Company's obligation to make an Offer to Purchase Securities upon the occurrence of a Change of Control) will cease to apply to the Securities. In their place, certain other

                                            FORM OF SUPPLEMENTAL INDENTURE

covenants regarding restrictions or liens and the ability of the Company to merge or consolidate with or into any other Person or to transferor lease assets will apply to the Securities.

                  The Indenture contains provisions for defeasance at any time of the entire Debt of this Security or certain restrictive covenants and Events of Default with respect to this Security, including, without limitation, covenants relating to Offers to Purchase, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount of the Securities, in the manner and with the effect provided in the Indenture. The Default Amount in respect of this Security as of any particular date shall equal 100% of the principal amount of this Security plus accrued and unpaid interest, if any, to such date.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences in each case with respect to the Securities of such series. In addition, without the consent of any Holder of a Security, the Indenture and the Securities may be amended and supplemented to cure any ambiguity or inconsistency, make other changes that shall not adversely affect the rights of the Holders or certain other matters specified in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver, or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25 percent in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and

                                            FORM OF SUPPLEMENTAL INDENTURE

offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on or after the Purchase Date).

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, manner and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the Corporate Trust Office of the Trustee), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  A director, officer, employee, stockholder or incorporator of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                            FORM OF SUPPLEMENTAL INDENTURE


                  Interest on this Security shall be computed on the basis of a 360- day year of twelve 30-day months.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOV- ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                                            FORM OF SUPPLEMENTAL INDENTURE


                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


---------------------------------------------------------


                  (Insert assignee's soc. sec. or tax I.D. no.)

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                          Your Signature: _________________________
                                         (sign exactly as name appears on the
                                         other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                            FORM OF SUPPLEMENTAL INDENTURE


                       OPTION OF HOLDER TO ELECT PURCHASE


If you wish to elect to have all or any portion of the Securities purchased by the Company pursuant to Section 1013 ("Change of Control Offer") or Section 1015 ("Excess Proceeds Offer") of the Indenture, check the applicable boxes:

 |_|  Change of Control Offer:              |_|  Excess Proceeds Offer:
          in whole  |_|                             in whole  |_|
          in part   |_|                             in part   |_|

             Amount to be                                  Amount to be
             purchased: $________                          purchased:  $________


  Dated:_______________       Signature:________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Security)

Signature
Guarantee:________________________
           (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Social Security Number or
Taxpayer Identification Number:________________________